Exhibit 99.2

La Rosa Announces Closing of Initial Public Offering

Celebration, FL; October 12, 2023 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate companies, today announced the closing of its underwritten initial public offering of 1,000,000 shares of common stock at an initial public offering price of $5.00 per share. The gross proceeds from the offering, before underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be $5,000,000. In addition, the Company has granted the underwriters a 45-day option to purchase up to 150,000 additional shares of common stock at the initial public offering price, less the underwriting discount, to cover over-allotments, if any.

The shares began trading on The Nasdaq Capital Market on October 10, 2023 under the ticker symbol "LRHC."

The Company intends to use the net proceeds of the initial public offering for general corporate purposes, which may include financing growth by acquiring more agents at a faster pace, repayment of debt, developing new services, acquisitions of controlling interest in a number of the Company’s franchisees, the acquisition of other independent real estate brokerages, title insurance agencies, mortgage brokerages and other complementary businesses, general operating expenses and the purchase and acquisition of proprietary technology.

Advisor Details

Alexander Capital L.P. acted as sole book-running manager for the offering. Sichenzia Ross Ference Carmel LLP served as counsel to the Company. Pryor Cashman LLP served as counsel to the underwriters.

The securities described above are being offered by La Rosa pursuant to a registration statement on Form S-1, as amended (File No. 333-264372) declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 4, 2023. A final prospectus relating to the offering was filed with the SEC on October 10, 2023, and is available by contacting Alexander Capital L.P., 10 Drs James Parker Boulevard #202, Red Bank, NJ 07701, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com or by logging on to the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About La Rosa Holdings Corp.

La Rosa is a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate companies. In addition to providing person-to-person residential and commercial real estate brokerage services to the public, the Company cross-sells ancillary technology-based products and services primarily to its sales agents and the sales agents associated with their franchisees. La Rosa’s business is organized based on the services they provide internally to their agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management. La Rosa has five La Rosa Realty corporate real estate brokerage offices located in Florida and 28 La Rosa Realty franchised real estate brokerage offices in six states in the United States and Puerto Rico. The Company’s real estate brokerage offices, both corporate and franchised, are staffed with more than 2,380 licensed real estate brokers and sales associates.

For more information, please visit: https://www.larosaholdings.com

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These forward-looking statements include, without limitation, references to the Company’s expectations regarding the anticipated use of net proceeds from the offering. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ including, but are not limited to, factors that result in changes to the Company's anticipated use of proceeds. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the final prospectus and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and La Rosa does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:
Crescendo Communications, LLC
David Waldman/Natalya Rudman
Tel: (212) 671-1020
Email: LRHC@crescendo-ir.com